Exhibit 8(k)
APPENDIX "B"
TO
CUSTODIAN AGREEMENT
BETWEEN
State Street Bank and Trust Company and Each of the Investment
Companies Listed on Appendix A
Dated as of ____________
 The following is a list of Additional Custodians, Special
Subcustodians and Foreign Subcustodians under the Custodian Agreement dated as of ________ (the "Custodian Agreement"):
A.   Additional
     Custodians:

     Custodian       Purpose

     Bank of New     Ficash
     York

                     Fiterm

B.   Special
     Subcustodians:

     Subcustodian    Purpose

     Bank of New     Ficash
     York

C.   Foreign
     Subcustodians:


Count    Subcustodian                          Depository
ry

Argent   Citibank, N.A., Buenos Aires          Caja de Valores S.A.
ina

Austral  Westpac Banking Corporation,          Austraclear Limited
ia

         Sydney

                                               Reserve Bank Information and

                                               Transfer System (RITS)

Austria  GiroCredit Bank                       Oesterreichische Kontrollbank

         AG der Sparkassen, Vienna             AG (Wertpapiersammelbank

                                               Division)

Bahrai   The British Bank of the               None
n

                                               Middle East, Manama

Bangla   Standard Chartered Bank, Dhaka        None
desh

Belgiu   Generale Bank, Brussels               Caisse Interprofessionnelle de
m

                                               Depots et de Virements de Titres

                                               S.A. (CIK)

Belgiu                                         Banque Nationale de Belgique
m

Bermu    The Bank of Bermuda Limited           None
da

Bostw    Barclays Bank of Bostwana             None
ana

         Limited, Gaborone

Brazil   Citibank, N.A., Sao Paulo             Bolsa de Valores de Sao Paulo

                                               (Bovespa); Banco Central do Brasil, Systema

                                               Especial de Liquidacao e Custodia

                                               (SELIC); Rio de Janeiro Stock Exchange

                                               (BVRJ); Central de Custodia e Liquidacao

                                               Financeira de Titulos (CETIP)

Bulgar   ING Bank N.V., Sofia                  Central Depository AD (CDAD)
ia

                                               The Bulgarian National Bank

Canad    Canada Trustco Mortgage               Canadian Depository for
a

         Company, Toronto                      Securities Limited (CDS)

Chile    Citibank, N.A., Santiago              None

China    The Hongkong and Shanghai             Shanghai Securities Central

         Banking Corporation Limited,          Clearing and Registration

         Shanghai & Shenzhen branches          Corporation (SSCRC);

                                               Shenzhen Securities Registrars Co.,

                                               Ltd. (SSRC).

Colom    Cititrust Colombia S.A.               None
bia

         Sociedad Fiduciaria, Bogota

Cyprus   Barclays Bank PLC, Nicosia

Czech    Ceskoslovenska Obchodni               Stredisko Cennych Papiru (SCP);
Republ
ic

         Banka, A.S., Prague                   Czech National Bank (CNB)

Denma    Den Danske Bank, Copenhagen           Vaerdipapericentralen- The Danish
rk

                                               Securities Center (VP)

Ecuad    Citibank, N.A., Quito                 None
or

Egypt    National Bank of Egypt, Cairo         Misr for Clearing, Settlement and Depository

Finlan   Merita Bank Limited, Helsinki         The Finnish Central Securities Depository
d

                                               Limited (CSD)

France   Banque Paribas, Paris                 Societe Interprofessionnelle pour la

                                               Compensation des Valeurs

                                               Mobilieres (SICOVAM)

                                               Banque de France

Germa    Dresdner Bank AG, Frankfurt           Deutsche Borse Clearing (DBC)
ny

Ghana    Barclays Bank of Ghana Limited,       None

         Accra

Greece   National Bank of Greece, S.A.,        Central Securities Depository, S.A.

         Athens                                (Apothtirion Tilton A.E.)

                                               The Bank of Greece

Hong     Standard Chartered Bank,              Hong Kong Securities Clearing Co. Ltd.,
Kong

         Hong Kong                             Central Clearing and Settlement System

                                               (CCASS)

                                               The Central Money Markets Unit CMU

Hunga    Citibank Budapest Rt.,                Central Depository and Clearing House
ry

         Budapest                              (Budapest) Ltd. (KELER Ltd.)

India    Deutsche Bank AG, Mumbai;             National Securities Depository Limited

         Hongkong & Shanghai Banking           (NSDL)

         Corporation, Ltd., Mumbai

Indone   Standard Chartered Bank,              Bank Indonesia
sia

         Jakarta

Ireland  Bank of Ireland, Dublin               Gilt Settlement Office (GSO)

Israel   Bank Hapoalim B.M., Tel Aviv          Tel Aviv Stock Exchange (TASE)

                                               Clearinghouse, Ltd.

                                               The Bank of Israel

Italy    Banque Paribas, Milan                 Monte Titoli S.p.A.;

                                               Banca d'Italia

Ivory    Societe Generale de Banques           None
Coast

         en Cote d'Ivoire, Abidjan

Japan    Sumitomo Trust & Banking              Japan Securities Depository Center

         Co., Ltd., Osaka;                     (JASDEC);

         Daiwa Bank, Ltd., Tokyo;              Bank of Japan

         Fuji Bank, Ltd., Tokyo

Jordan   British Bank of the Middle            None

         East, Amman

Kenya    Barclays Bank of Kenya Limited,       The Central Bank of Kenya

         Nairobi

Leban    The British Bank of the Middle        Midclear
on

         East, Beirut

                                               Central Bank of Lebanon

Malays   Standard Chartered Bank               Malaysia Central Depository Sdn.
ia

         Malaysia Berhad, Kuala Lampur         bhd. (MCD)

                                               Bank Negara Malasia

Maurit   Hongkong and Shanghai                 Central Depository & Settlement Co., Ltd.
ius

         Banking Corporation Limited,

         Port Louis

Mexic    Citibank Mexico, S.A.,                S.D. INDEVAL, S.A. de C.V.
o

         Mexico City                           (Institucion para el Deposito de

                                               Valores)

Moroc    Banque Commerciale du Maroc,          MAROCLEAR
co

         Casablanca

Nether   MeesPierson N.V., Amesterdam          Nederlands Centraal Instituut voor
lands

                                               Giraal Effectenverkeer B.V.

                                               (NECIGEF), KAS Associatie, N.V. (KAS)

                                               De Nederlandshe Bank

New      ANZ Banking Group (New                New Zealand Securities
Zealan
d

         Zealand) Limited, Wellington          Depository Limited (NZCDS)

Norwa    Christiania Bank og Kreditkasse,      Verdipapirsentralen (VPS)
y

         Oslo

Oman     British Bank of the Middle East,      Muscat Securities Market

         Muscat

Pakista  Deutsche Bank AG, Karachi             The Central Depository Company of Pakistan
n

Peru     Citibank, N.A., Lima                  Caja de Valores (CAVAL)

Philipp  Standard Chartered Bank,              The Philippines Central Depository, Inc.
ines

         Manila

                                               The Book-Entry-System of the Central Bank

                                               The Registry of Scripless Securities of the

                                               Bureau of the Treasury, Department of

                                               Finance

Poland   Citibank Poland, S.A., Warsaw         National Depository of Securities;

                                               National Bank of Poland

         Bank Polska Kasa Opieki S.A.,

         Warsaw

Portug   Banco Comercial Portuguese, S.A.,     Central de Valores Mobiliarios
al

         Lisbon                                (Interbolsa)

Roman    ING Bank N.V., Bucharest              National Company for Clearing, Settlement &
ia

                                               Depository for Securities (SNCDD)

Roman                                          Bucharest Stock Exchange (BSE)
ia

Russia   Credit Suisse First Boston, AO        None

         Moscow

Singap   The Development Bank of               Central Depository (Pte) Ltd. (CDP)
ore

         Singapore Ltd., Singapore

                                               The Monetary Authority of Singapore

Slovak   Ceskoslovenska Obchodna               Stredisko Cennych Papierov (SCP)
Republ
ic

         Banka A.S., Bratislava                National Bank of Slovakia (NBS)

Sloven   Banka Creditanstalt d.d., Ljubljana,  Klirinsko Depotna Druzba
ia

         a 99.96% owned subsidiary of

         Creditanstalt AG

South    Standard Bank of South Africa         The Central Depository (Pty) Ltd. (CD)
Africa

         Limited, Johannesburg

South    The Hongkong and Shanghai             Korean Securities Depositories (KSD)
Korea

         Banking Corporation, Limited

         Seoul

Spain    Banco Santander, S.A.,                Servicio de Compensacion y

         Madrid                                Liquidacion de Valores (SCLV);

                                               Banco de Espana

Sri      Hongkong and Shanghai                 Central Depository System (Pvt)
Lanka

         Banking Corp. Ltd., Colombo           Limited (CDS)

Swazil   Standard Bank Swaziland,              None
and

         Limited, Mbabane

Swede    Skandinaviska Enskilda Banken,        Vardepapperscentralen AB
n

         Stockholm

                                               The Swedish Central Securities Depository

Switze   UBS AG,                               Schweizerische Effekten-Giro AG
rland

         Zurich                                (SEGA)

Taiwan   Central Trust of China,               Taiwan Securities Central

         Taipei                                Depository Company (TSCD)

Thaila   Standard Chartered Bank,              Thailand Securities Depository
nd

         Bangkok                               Company Limited (TSD)

Transn                                         Cedel Bank Societe Anonyme
ational

                                               INTERSETTLE

                                               The Euroclear System

Turkey   Citibank, N.A., Istanbul              Istanbul Stock Exchange Settlement

                                               and Custody Co., Inc. (I.M.K.B.

                                               Takas ve Saklama A.S.);

                                               Central Bank of Turkey

United   State Street Bank and Trust           Central Gilts Office (CGO);
Kingd
om

         Company, London                       Central Moneymarkets Office

         State Street London Limited,          (CMO); European Settlement Office (ESO)

         London

Urugu    Citibank, N.A., Montevideo            None
ay

Venezu   Citibank, N.A., Caracas               The Central Bank of Venezuela
ela

Zambi    Barclays Bank of Zambia               Lusaka Central Depository (LCD)
a

         Limited, Lusaka                       (overseen by Lusaka Stock Exchange)

                                               The Bank of Zambia


                    Each of the Investment Companies Listed on
                    Appendix A to the Custodian Agreement, on
                    Behalf of Each of Their Respective Portfolios



                    By:
                    Name:
                    Title: